Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

American Airlines Group Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-192719 and 333-192660) on Form S-8 and No. 333-194685 on Form S-3 of American Airlines Group Inc. of our reports dated February 24, 2016, with respect to the consolidated balance sheets of American Airlines Group Inc. as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income (loss), cash flows, and stockholders’ equity (deficit), for the years then ended, and the effectiveness of internal control over financial reporting as of December 31, 2015, and to the reference to our firm under the heading Item 6, Selected Consolidated Financial Data, which reports appear in the December 31, 2015 annual report on Form 10-K of American Airlines Group Inc.

/s/ KPMG LLP

Dallas, Texas

February 24, 2016

Consent of Independent Registered Public Accounting Firm

The Board of Directors

American Airlines, Inc.:

We consent to the incorporation by reference in the registration statement No. 333-194685 on Form S-3 of American Airlines, Inc. of our reports dated February 24, 2016, with respect to the consolidated balance sheets of American Airlines, Inc. as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income (loss), cash flows, and stockholder’s equity (deficit) for the years then ended, and the effectiveness of internal control over financial reporting as of December 31, 2015, and to the reference to our firm under the heading Item 6, Selected Consolidated Financial Data, which reports appear in the December 31, 2015 annual report on Form 10-K of American Airlines, Inc.

/s/ KPMG LLP

Dallas, Texas

February 24, 2016